UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 25, 2006
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement
At a meeting held on January 25, 2006, the Management Development and Compensation Committee of the Board of Directors of Cash America International, Inc. (the “Company”) granted a one-year extension of the employment agreement between the Company and Daniel R. Feehan, the Company’s president and chief executive officer. The renewal term will begin on May 1, 2006. All provisions of the agreement will remain the same during the renewal term.
At a meeting held on January 25, 2006, the Company’s Board of Directors approved an amendment to the Company’s 2004 Long Term Incentive Plan (the “Plan”) removing provisions that had permitted individual directors to elect to receive lump-sum distributions of their deferred directors’ fees in the form of cash rather than in Company stock. Under the Plan, a director who has deferred his director fees until his retirement or departure from the board may now only receive his deferred fees in the form of Company stock, either in installments or in a lump sum. The amendment does not require shareholder approval.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: January 27, 2006	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Vice President, General Counsel & Secretary